Exhibit 99.1

News Release	One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.Amgen.com

AMGEN SUCCESSFULLY COMPLETES ACQUISITION OF FIVE PRIME THERAPEUTICS

THOUSAND OAKS, Calif. (April 16, 2021)—Amgen (NASDAQ:AMGN) today announced that it has successfully completed its previously announced tender offer to purchase all outstanding shares of common stock of Five Prime Therapeutics (NASDAQ:FPRX), a clinical-stage biotechnology company focused on developing immuno-oncology and targeted cancer therapies, for $38.00 per share in cash. The aggregate consideration to be paid by Amgen to complete the tender offer and the subsequent merger is approximately $1.9 billion without giving effect to related transaction fees and expenses.

“Five Prime fits squarely within Amgen’s leading oncology portfolio and includes bemarituzumab, a Phase 3 trial-ready, first-in-class program for gastric cancer, the third leading cause of cancer mortality worldwide,” said Robert A. Bradway, chairman and chief executive officer at Amgen. “Working with the dedicated professionals joining us from Five Prime, we plan to quickly move bemarituzumab into a Phase 3 study, bringing it one step closer to helping patients suffering from gastric cancer.”

Amgen’s existing and complementary development capabilities in metastatic gastric and gastroesophageal junction cancers together with its biologics manufacturing expertise and global commercial footprint will help bemarituzumab reach patients in markets such as Japan, South Korea, and Latin America, where the prevalence of gastric cancer is high. Amgen will continue to review additional Five Prime oncology assets for the Amgen pipeline.

As of the expiration of the tender offer, approximately 40,392,569 shares were validly tendered and not properly withdrawn in the tender offer, representing approximately 87.8% of Five Prime’s outstanding shares, according to the depositary of the tender offer. The condition to the tender offer that at least one share more than 50% of Five Prime’s issued and outstanding shares be validly tendered and not properly withdrawn prior to the expiration of the tender offer has been satisfied. As a result, Amgen has accepted for payment all such validly tendered shares and will promptly (and in any event within two business days) pay for all such validly tendered shares.

Following the completion of the tender offer, Franklin Acquisition Sub, Inc., a wholly owned subsidiary of Amgen, merged with and into Five Prime, with Five Prime surviving the merger. As a result of the merger effected today, all remaining eligible Five Prime shares have been converted into the right to receive $38.00 per share in cash, minus any applicable withholding taxes and without interest, the same price that was paid in the tender offer (eligible shares exclude those for which holders properly demanded and perfected appraisal rights under Delaware law and those held by Amgen or its wholly owned subsidiaries or Five Prime). Following completion of the merger, Five Prime shares have ceased trading on the NASDAQ Global Select Market.

AMGEN SUCCESSFULLY COMPLETES ACQUISITION OF FIVE PRIME THERAPEUTICS

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Amgen Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any statements on the outcome, benefits and synergies of the Five Prime Therapeutics, Inc. acquisition, as well as estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes, effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic on our business. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. Even when clinical trials are successful, regulatory authorities may question the sufficiency for approval of the trial endpoints we have selected. We develop product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. Also, we or others could identify safety, side effects or manufacturing problems with our products, including our devices, after they are on the market. There can be no guarantee that we will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of the Five Prime acquisition. Nor can there be any guarantee that bemarituzumab will be submitted or approved for sale in any market, or at any particular time. Neither can there be any guarantee that such product will be successfully commercialized even if regulatory approvals are obtained. In particular, our expectations could be affected by, among other things: potential regulatory actions or delays with respect to the development of bemarituzumab; the potential that the strategic benefits, synergies or opportunities expected from the acquisition may not be realized or may take longer to realize than expected; and the successful integration of Five Prime into Amgen subsequent to the closing of the transaction and the timing of such integration.

AMGEN SUCCESSFULLY COMPLETES ACQUISITION OF FIVE PRIME THERAPEUTICS

Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. An outbreak of disease or similar public health threat, such as COVID-19, and the public and governmental effort to mitigate against the spread of such disease, could have a significant adverse effect on the supply of materials for our manufacturing activities, the distribution of our products, the commercialization of our product candidates, and our clinical trial operations, and any such events may have a material adverse effect on our product development, product sales, business and results of operations. We rely on collaborations with third parties for the development of some of our product candidates and for the commercialization and sales of some of our commercial products. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to collaborate with or acquire other companies, products or technology, and to integrate the operations of companies or to support the products or technology we have acquired, may not be successful. A breakdown, cyberattack or information security breach could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may be affected by a number of events. Global economic conditions may magnify certain risks that affect our business. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

CONTACT: Amgen, Thousand Oaks

Megan Fox, 805-447-1423 (media)

Arvind Sood, 805-447-1060 (investors)